JPMorgan Funds - JPMorgan Mutual Fund Investment Trust
Rule 10f-3 Transactions
For the period from January 1, 2011 to June 30, 2011

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Growth Advantage Fund
Trade Date 5/18/2011
Issuer LinkedIn Corporation (LKND) IPO
Cusip 53578A10
Bonds 55,100
Offering Price $45.00
Spread $3.15
Cost $2,479,500
Dealer Executing Trade Morgan Stanley & Company
% of Offering  purchased by firm 2.79%
Syndicate Members Morgan Stanley, BofA Merrill Lynch, J.P. Morgan, Allen & Company LLC, UBS Investment Bank
Fund JPMorgan Growth Advantage Fund
Trade Date 5/26/2011
Issuer Freescale Semiconductor Holdings I, Ltd. (FSL) IPO
Cusip G3727Q10
Bonds 579,300
Offering Price $18.00
Spread $0.81
Cost $10,427,400
Dealer Executing Trade Deutsche Bank Securities
% of Offering  purchased by firm 11.83%
Syndicate Members Citi, Deutsche Bank Securities, Barclays Capital, Credit Suisse, J.P. Morgan, Goldman, Sachs & Co., RBC Capital Markets, UBS Investment Bank, Sanford C. Bernstein, Gleacher & Company, Oppenheimer & Co., Pacific Crest Securities, Piper Jaffray
Fund JPMorgan Growth Advantage Fund
Trade Date 6/28/2011
Issuer HomeAway, Inc. (AWAY) IPO
Cusip 43739Q10
Bonds 170,200
Offering Price $27.00
Spread $1.89
Cost $4,595,400
Dealer Executing Trade Morgan Stanley & Company
% of Offering  purchased by firm 4.90%
Syndicate Members Morgan Stanley, Deutsche Bank Securities, Goldman, Sachs & Co., J.P. Morgan, Stifel Nicolaus Weisel, Pacific Crest Securities